SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant      ☒

Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     ☒   No fee required.

     ☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

     ☐   Fee paid previously with preliminary materials.

     ☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement no.:

3)	Filing Party:

4)	Date Filed:

DISCOVERY PARTNERS INTERNATIONAL, INC.
9640 Towne Centre Drive
San Diego, California 92121

April 18, 2003

Dear Stockholder:

          You are cordially invited to attend the annual meeting of the stockholders of Discovery Partners International, Inc. to be held on Thursday, May 15, 2003 at 11:00 a.m. at the Loews Coronado Bay Hotel located at 4000 Coronado Bay Road, Coronado, California.

          Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

          If you do not plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope or vote by using the Internet in accordance with the instructions on the enclosed proxy. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

          We look forward to seeing you at the annual meeting.

San Diego, California	Riccardo Pigliucci
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. You do not need to add postage if mailed in the United States. You may also vote by using the Internet. Voting instructions are included with your proxy card. If you vote by using the Internet you do not need to return the proxy card.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2003
PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT AUDITORS
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Performance Graph
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
ANNUAL REPORT
FORM 10-K

DISCOVERY PARTNERS INTERNATIONAL, INC.
9640 Towne Centre Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 15, 2003

Dear Stockholder:

          The annual meeting of stockholders of Discovery Partners International, Inc. (the “Company”) will be held at the Loews Coronado Bay Hotel located at 4000 Coronado Bay Road, Coronado, California on Thursday, May 15, 2003 at 11:00 a.m. Pacific Daylight Time, for the following purposes:

1. To elect three directors to serve for three-year terms ending at the 2006 Annual Meeting of Stockholders or until their successors are duly elected. Management and the Board of Directors have nominated the following persons for election at the meeting: Riccardo Pigliucci, Harry F. Hixson, Ph.D. and Michael Venuti, Ph.D.

2. To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003.

3. To transact any other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

          Stockholders of record at the close of business on March 26, 2003 will be entitled to notice of and to vote at the annual meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the annual meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided or by using the Internet. Voting instructions are included with your proxy card. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed, dated and returned to ensure that all of your shares will be voted. If you attend the annual meeting and vote by ballot, any proxy you gave will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

By Order of the Board of Directors

CRAIG S. KUSSMAN

Chief Financial Officer and Secretary

April 18, 2003

DISCOVERY PARTNERS INTERNATIONAL, INC.
9640 Towne Centre Drive
San Diego, California 92121

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held
May 15, 2003

GENERAL

          The enclosed proxy is solicited on behalf of the Board of Directors of Discovery Partners International, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of stockholders to be held on May 15, 2003 (the “Annual Meeting”) and at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at 11:00 a.m. at the Loews Coronado Bay Hotel, which is located at 4000 Coronado Bay Road, Coronado, California. Stockholders of record on March 26, 2003 will be entitled to notice of and to vote at the Annual Meeting.

          This proxy statement and accompanying proxy were first mailed to stockholders on or about April 18, 2003.

Purpose of the Meeting

          The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail in this proxy statement.

Voting

          On March 26, 2003, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 24,404,935 issued and outstanding shares of common stock, par value $.001. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 26, 2003. Stockholders may not cumulate votes in the election of directors.

          All votes will be tabulated by the inspector of election appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

          With regard to the election of directors, votes may be cast in favor of, or withheld from, each nominee. However, the directors will be elected by plurality vote. The three nominees receiving the highest number of affirmative votes will be elected. In this sense, withholding votes from a nominee may not have an effect on the outcome of the vote. All other matters to be acted upon by the stockholders at the Annual Meeting will require the approval of the holders of a majority of the outstanding common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. With respect to such matters, abstentions are not affirmative votes and therefore will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining whether any of those proposals have been approved.

Proxies for Stockholders of Record

          If your Discovery Partners International shares are registered directly in your name with our transfer agent, you are a stockholder of record with respect to those shares, and a proxy card accompanies this proxy statement sent to you. You may vote your shares by mailing a completed and signed proxy card in the envelope provided with the proxy card. In addition, as a stockholder of record, you may use the control number and instructions printed on your proxy card to vote by Internet at www.voteproxy.com.

          If the enclosed form of proxy is properly signed and returned, the shares will be voted at the Annual Meeting in accordance with the instructions you write on the proxy. If the proxy is signed and returned but does not specify how the shares are to be voted, the proxy will be voted FOR the election of the director nominees proposed by the Board unless the authority to vote for the election of such director nominee(s) is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and this proxy statement, and in the discretion of the proxyholders as to any other matters that may properly come before the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting by filing with the Chief Financial Officer and Secretary of the Company at the Company’s principal executive offices at 9640 Towne Centre Drive, San Diego, CA 92121, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. All shares subject to a valid proxy received before the Annual Meeting will be voted.

Voting Instructions for Beneficial Owners

          If your Discovery Partners International shares are held by a stockbroker, bank or other nominee rather than directly in your own name, you are considered a beneficial owner, your broker or other nominee has enclosed a voting instruction form which you may complete and return by mail to direct the nominee how to vote your shares. Most nominees also make Internet or telephone voting procedures available to their beneficial owners. Please consult your voting instruction form for the specific procedures available.

Solicitation

          The Company will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by regular or electronic mail.

Discretionary Authority to Vote on Stockholder Proposals

          The proxy solicited by the board of directors for the Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

          The Company’s Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The board of directors currently consists of six persons. The class whose term of office expires at the Annual Meeting currently consists of two directors. Each director elected to this class will serve for a term of three years, expiring at the 2006 annual meeting of shareholders, or until his successor is duly elected. Mr. Pigliucci and Dr. Hixson are currently directors of the Company.

          The Company’s Certificate of Incorporation and Bylaws have fixed the size of the Company’s board of directors at seven directors. As of the Annual Meeting there will be one vacancy on the board of directors in the class whose term of office expires at the 2003 Annual Meeting. If the three nominees are elected at the 2003 Annual Meeting this vacancy will be filled. Only directors that will serve as members of the class of directors whose term expires at the 2006 annual meeting of stockholders will be elected at the 2003 Annual Meeting, and proxies cannot be voted for a greater number of directors than three.

          The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee that may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Directors and Nominees

          Set forth below is information regarding director nominees and our continuing directors.

     Nominees for Term Ending Upon the 2006 Annual Meeting of Stockholders

          Riccardo Pigliucci, age 56, has served as our Chief Executive Officer since May 1998 and chairman of our board of directors since May 1999. He previously served as Chief Executive Officer of Life Sciences International PLC, a supplier of scientific equipment and consumables to research, clinical and industrial markets, from 1996 to 1997. Prior to that, he held numerous management positions during his 23-year career at Perkin-Elmer Corporation, a life science and analytical instrument company, including President and Chief Operating Officer from 1993 to 1995. Mr. Pigliucci is also a director of Epoch Biosciences, Inc., a biotechnology company, Biosphere Medical, a medical device company, and Dionex Corporation, a provider of instrumentation and related accessories and chemicals.

          Harry F. Hixson, Jr., Ph.D., age 64, has served as a member of our board of directors since May 2001. Since February 1998, Dr. Hixson has been Chief Executive Officer and Chairman of Elitra Pharmaceuticals, a biotechnology company. From February 1991 to February 1998, Dr. Hixson was a self-employed individual investor. Dr. Hixson is also a director of SEQUENOM, a human genetics products and services company. Dr. Hixson holds a Ph.D. in physical biochemistry from Purdue University, a M.B.A. from The University of Chicago and a B.S. degree in chemical engineering from Purdue University.

          Michael C. Venuti, Ph.D., age 49, has been designated by Axys Pharmaceuticals, Inc. (acquired by the Celera Genomics group of Applera Corporation), pursuant to a Standstill Agreement between Axys Pharmaceuticals and us, for inclusion on our management slate of board of director nominees. Dr. Venuti has been Senior Vice President of Research and General Manager of Celera South San Francisco since Applera acquired Axys Pharmaceuticals, a public biopharmaceutical company, in November 2001. From November 1994 through November 2001, Dr. Venuti held various research management positions within Axys Pharmaceuticals and its predecessor company, Arris Pharmaceutical Corporation, and was Senior Vice President of Research and Preclinical Development, and Chief Technical Officer of Axys Pharmaceuticals, at the time it was acquired by the Celera

Genomics group of Applera Corporation. During his employment at Axys Pharmaceuticals and Arris Pharmaceutical Corporation, Dr. Venuti was actively involved with formation and management of the combinatorial chemistry business, which was later named Axys Advanced Technologies, and which we subsequently acquired in May 2000. Dr. Venuti received an A. B. degree in Chemistry from Dartmouth College and holds a Ph.D. in Organic Chemistry from The Massachusetts Institute of Technology. Dr. Venuti completed postdoctoral training in the Institute of Organic Chemistry at Syntex Research, Palo Alto, California.

     Continuing Directors for Term Ending Upon the 2004 Annual Meeting of Stockholders

          Dieter Hoehn, age 62, has served as a member of our board of directors since November 1996. Since May 1996, Mr. Hoehn has been a self-employed management consultant. From 1984 until 1996, he was a member of the senior corporate management of the Hewlett-Packard Company, a provider of computing and imaging products, measurement solutions and services, where he served as Vice President in charge of the Bioscience Program from May 1995 until his retirement in April 1996 and Vice President in charge of the Analytical Products Group from May 1987 to April 1995. Mr. Hoehn also served as Vice Chairman of the Board of Directors of Hewlett-Packard Shanghai Analytical Products Co., Ltd., China, an analytical instruments company, and as a director of Yokogawa Analytical Systems, Inc., Japan, an analytical instruments company, until April 1999. He is a member of the Advisory Board of the Barnett Institute at Northeastern University.

          Sir Colin Dollery, age 72, has served as a member of our board of directors since March 2001. Since 1996, Sir Colin Dollery has served as Senior Consultant, Research & Development, to GlaxoSmithKline PLC (formerly SmithKline Beecham), a public pharmaceutical company. From 1991 to 1996, he was the dean of the Royal Post Graduate Medical School of the University of London. Sir Colin Dollery received a B.S. in physiology and a medical degree (M.B., Ch.B.) from the University of Birmingham in Birmingham, England.

     Continuing Directors for Term Ending Upon the 2005 Annual Meeting of Stockholders

          John P. Walker, age 54, has served as a member of our board of directors since April 2000. Since October 2002, Mr. Walker has been Chairman and Chief Executive Officer of Bayhill Therapeutics, a private pharmaceutical company. From April 2002 to December 2002, Mr. Walker served as Chairman and interim Chief Executive Officer of Centaur Pharmaceutical, a pharmaceutical company. From January 2001 to October 2002, Mr. Walker was a Venture Partner at Morgan Stanley Ventures, a venture capital firm. From February 1993 to May 2001, Mr. Walker served as Chairman of Axys Pharmaceuticals, Inc., a public biopharmaceutical company and as a member of the board of directors until Axys Pharmaceuticals was acquired by Celera Genomics group of Applera Corporation in November 2001. From 1993 to January 2001, he was also Chief Executive Officer of Axys Pharmaceuticals (including service from 1993 to 1997 as CEO of Arris Pharmaceutical Corporation, a predecessor corporation of Axys Pharmaceuticals). Mr. Walker also serves as a director of Geron Corporation, a biotechnology company in addition to serving as director of several private biotechnology companies. He received a B.A. from the State University of New York, at Buffalo and completed the Advanced Management program at The Kellogg School of Management at Northwestern University.

          Alan J. Lewis, Ph.D., age 57, has served as a member of our board of directors since April 2000. Since 2000, Dr. Lewis has been President of the Signal Research Division of Celgene Corporation, a biopharmaceutical company. From 1996 to 2000, Dr. Lewis was Chief Executive Officer and a director of Signal Pharmaceuticals, Inc., a drug discovery company. From 1994 to 1996, he was President of Signal. Prior to joining Signal, Dr. Lewis worked for 15 years at the Wyeth-Ayerst Research division of American Home Products Corporation, a pharmaceutical company, where he served as Vice President of Research from 1990 to 1994. Dr. Lewis received a B.S. in physiology and biochemistry from Southampton University and a Ph.D. in pharmacology from the University of Wales in Cardiff and completed his post-doctoral training at Yale University.

Board Meetings and Committees

          Our board of directors held a total of six meetings and acted by unanimous written consent three times during the fiscal year ended December 31, 2002. During such year, each director other than Mr. Hoehn attended at least 75% of the aggregate number of meetings of the board of directors and committees of the board on which he served which were held during the periods in which he served.

          Our board of directors has an Audit Committee and a Compensation Committee. Our board does not have a Nominating Committee or a committee that performs the functions of a Nominating Committee.

          The Audit Committee reviews, acts on and reports to the board of directors on various auditing and accounting matters, including the recommendation of our independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, the performance of our independent auditors and our accounting practices. The current members of our Audit Committee are Mr. Hoehn, Dr. Lewis and Sir Colin Dollery, each of whom is independent as defined under Rule 4200 of the National Association of Securities Dealers’ listing standards. The Audit Committee held four meetings during the fiscal year ended December 31, 2002. The Audit Committee is governed by a written charter that was approved by the Board of Directors.

          The Compensation Committee determines the salaries of management employees and benefits for our employees, consultants, directors and other individuals compensated by us. The Compensation Committee also administers our stock option and stock purchase plans. The current members of our Compensation Committee are Mr. Walker, Sir Colin Dollery and Dr. Hixson. The Compensation Committee held three meetings during the fiscal year ended December 31, 2002.

Director Compensation

          During 2002, we paid each of our non-employee directors, which consist of Messrs. Hoehn, Walker and Sir Colin Dollery and Drs. Hixson and Lewis, $1,000 per board meeting attended and $500 for each committee meeting attended, plus the reimbursement of related expenses. Effective January 1, 2003, we will pay each of our non-employee directors an annual retainer totaling $20,000 and $1,000 for each committee meeting attended, plus reimbursement of related expenses.

          In addition, each current non-employee director who was a non-employee director at the time of our 2000 initial public offering of common stock (the “IPO”) received a non-qualified option to purchase 25,000 shares of our common stock following the completion of the IPO. Each of these options has an exercise price of $19.88.

          Under our automatic option grant program, which is a component of our 2000 Stock Incentive Plan, each individual who first became a non-employee board member at any time after the completion of the IPO automatically received an option grant for 25,000 shares on the date such individual joins the board, provided such individual has not been in our prior employ. In addition, on the date of each annual stockholders meeting held after the completion of the IPO, each non-employee board member who is to continue to serve as a non-employee board member will automatically be granted an option to purchase 10,000 shares of common stock, provided such individual has served on our board for at least six months.

          Each automatic grant made under the automatic option grant program has an exercise price per share equal to the fair market value per share of our common stock on the grant date and has a term of 10 years, subject to earlier termination or repurchase following the optionee’s cessation of board service. Each such automatic grant made before January 1, 2003 is immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of board service. Each such automatic grant made after January 1, 2003 is exercisable as the options vest. The shares subject to the automatic grant options will vest in a series of 4 successive annual installments upon the optionee’s completion of each year of board service over the 4-year period measured from the grant date, except that the shares subject to each annual 10,000-share automatic option grant vest upon the optionee’s completion of one year of board service measured from the grant date. All of the shares subject to these options will immediately vest in full upon certain changes in control or ownership or upon the optionee’s death or disability while a board member. Messrs. Hoehn and Walker and Sir Colin Dollery and Drs. Hixson and Lewis each received a non-qualified option pursuant to the automatic grant program to purchase 10,000 shares of our common stock at an exercise price of $5.89 on May 15, 2002, the date of the 2002 annual stockholders meeting.

          Sir Colin Dollery has been a member of our Scientific Advisory Board since May 1999, and he was paid $7,500 for his services in this capacity in 2002; however, effective August 1, 2002 he no longer is compensated for these services in order to comply with rules issued by the Securities and Exchange Commission. Michael Venuti has been a member of our Scientific Advisory Board since April 2000, and he was paid $12,500 for his services in this capacity in 2002. During 2002, we paid Mr. Hoehn $1,000 for consulting services he performed for us. No other director received any consulting fees from us during 2002.

Recommendation of the Board of Directors

          The Board of Directors unanimously recommends a vote FOR Riccardo Pigliucci, Harry F. Hixson, Jr. and Michael C. Venuti.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITORS

          We are asking the stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003. Neither Ernst & Young LLP nor any of its members has any relationship to us or any of our affiliates, except in the firm’s capacity as our auditors.

          In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee feels that such a change would be in our and our stockholders’ best interests.

          Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

          The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP to us for the fiscal year ended December 31, 2002:

2002

Audit Fees (1)	$178,853
Audit Related Fees (2)	19,205
Tax Related Fees (3)	74,826
All Other Fees (4)	3,668

$276,552

(1)	Audit fees relate to the audit of our consolidated financial statements, statutory audits of our foreign subsidiaries and reviews of our consolidated financial statements included in our Form 10-Qs for 2002.

(2)	Audit related fees related primarily to accounting consultations and an annual subscription fee to an online accounting service in the United States.

(3)	Tax related fees are for services related to tax compliance, tax advice and tax planning in the United States, Switzerland and the United Kingdom.

(4)	All other fees relate primarily to legal services rendered in Switzerland on behalf of our Swiss subsidiary.

          The Audit Committee of our Board of Directors considers the provision of these services to be compatible with maintaining the independence of Ernst & Young LLP.

Recommendation of the Board of Directors

          The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as the Company’s independent auditors for the year ending December 31, 2003.

Board Audit Committee Report

          The following is a report of the Audit Committee.

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Ernst & Young LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

          The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an “independent director” as defined in the current listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

          The Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with Company management and with Ernst & Young, the Company’s independent auditors. The Committee has discussed and reviewed with the auditors all matters required to be discussed under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Committee has met with Ernst & Young LLP to discuss the overall scope of Ernst & Young LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.

          The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

          Based on the review and discussions referred to above in this report, the Audit Committee approved that the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Alan Lewis, Ph.D.
Dieter Hoehn
Sir Colin Dollery

OTHER MATTERS

          The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares as the board of directors may recommend. By the execution of the enclosed proxy, you grant discretionary authority with respect to such other matters.

PRINCIPAL STOCKHOLDERS AND
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

          The following table shows information known to us with respect to the beneficial ownership of our common stock as of February 28, 2003 by:

•	each person or group of affiliated persons who is known by us to own beneficially more than 5% of our common stock;

•	each of our directors and nominees for director;

•	each of our current or former executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement (collectively referred to as the “Named Executive Officers”); and

•	all of our directors and executive officers as a group.

          To our knowledge and except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. The column titled “Number of Shares Beneficially Owned” includes shares of common stock subject to stock options and/or warrants, which were exercisable or will become exercisable within 60 days after February 28, 2003. These shares underlying options and/or warrants are deemed outstanding for computing the percentage of the person or group holding such options and/or warrants, but are not deemed outstanding for computing the percentage of any other person or group. The address for those persons for which an address is not otherwise indicated is: 9640 Towne Centre Drive, San Diego, California 92121.

	Number of Shares	Percent
	Beneficially	of Class
Beneficial Owner	Owned	Owned

Directors and Named Executive Officers
Riccardo Pigliucci (1)	866,507	3.5
Taylor Crouch (2)	300,000	1.2
Arnold Hagler (3)	34,332	*
Craig Kussman (4)	250,000	1.0
John Lillig (5)	185,250	*
Urs Regenass (6)	90,000	*
Colin Dollery (7)	30,000	*
Dieter Hoehn (8)	60,000	*
Harry Hixson (9)	25,000	*
Alan Lewis (10)	35,000	*
Michael Venuti (11)	5,000	*
John Walker (12)	35,000	*
All directors and executive officers as a group (11 persons)	1,966,132	7.7
Other Five Percent Stockholders
Axys Pharmaceuticals, Inc. (13)(14)	7,422,000	30.5
Heartland Advisors, Inc. (15)	2,496,957	10.2
Strong Capital Management, Inc. (16)	1,697,493	7.0

*	Less than 1%

(1)	Includes 250,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(2)	Consists of 300,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(3)	Includes 33,332 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003. Dr. Hagler’s employment terminated December 31, 2002.

(4)	Consists of 250,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(5)	Includes 120,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(6)	Consists of 90,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(7)	Consists of 30,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2002.

(8)	Includes 35,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(9)	Consists of 25,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(10)	Consists of 35,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(11)	Consists of 5,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(12)	Consists of 35,000 shares of common stock issuable upon exercise of stock options exercisable within 60 days of February 28, 2003.

(13)	Consists of 7,222,000 shares and a warrant to purchase 200,000 shares held by Axys Pharmaceuticals (acquired by the Celera Genomics group of Applera Corporation).

(14)	We have entered into a standstill agreement with Axys Pharmaceuticals, Inc. (subsequently acquired by the Celera Genomics group of Applera Corporation) pursuant to which Axys has agreed for itself and its affiliates not to acquire any of our additional voting securities or those of our subsidiaries, and not to undertake any proxy contest. In addition Axys agreed to vote for our Board of Directors’ nominees for directors each year. The stockholder’s business address is 180 Kimball Way, South San Francisco, CA 94080.

(15)	Based on information reported in a Form 13G filed with the Securities and Exchange Commission on February 10, 2003. These 2,496,957 shares held by Heartland Advisors, Inc. may also be deemed beneficially owned by William J. Nasgovitz as a result of his position with and stock ownership of Heartland Advisors, Inc. Of these 2,496,957 shares held by Heartland Advisors, Inc., 1,000,000 shares also may be deemed beneficially owned by William J. Nasgovitz as a result of his position as an officer and director of Heartland Group, Inc. The stockholder’s business address is 789 North Water Street, Milwaukee, WI 53202. Heartland Advisors, Inc has sole voting power over 1,022,246 shares and sole dispositive power over 2,496,957 shares and William J. Nasgovitz has sole voting power over 1,000,000 shares and no dispositive power.

(16)	Based on information reported in a Form 13G filed with the Securities and Exchange Commission on February 7, 2003. These 1,697,493 shares held by Strong Capital Management, Inc. also may be deemed beneficially owned by Richard S. Strong as a result of his position with and stock ownership of Strong Financial Corporation. The stockholder’s business address is 100 Heritage Reserve, Menomonee Falls, WI 53051. Strong Capital Management, Inc. and Richard S. Strong have shared voting power over 1,691,493 shares and shared dispositive power over 1,697,493 shares.

EXECUTIVE OFFICERS

          The executive officers of the Company as of March 31, 2003 are as follows:

Name	Age	Position

Riccardo Pigliucci	56	Chief Executive Officer and Chairman
Taylor Crouch	43	President and Chief Operating Officer
Craig Kussman	44	Chief Financial Officer, Vice President Finance and Administration and Secretary
John Lillig	53	Chief Technology Officer, Vice President, Discovery Systems
Douglas Livingston, Ph.D.	48	Senior Vice President and General Manager, Discovery Chemistry Services
Urs Regenass, Ph.D.	52	Vice President, Integrated Drug Discovery

Business Experience of Executive Officers

          Riccardo Pigliucci has served as our Chief Executive Officer since May 1998 and Chairman of our board of directors since May 1999. See “Election of Directors” for a discussion of his business experience.

          Taylor Crouch has served as our President and Chief Operating Officer since July 2002. From March 1999 to April 2002, Mr. Crouch served as President and Chief Executive Officer at Variagenics, Inc., a biotechnology company specializing in pharmacogenomics. From January 1991 to March 1999, Mr. Crouch served as the Senior Vice President of Worldwide Marketing and Strategic Development for PAREXEL International Corporation, a contract research organization. Prior to that, he held various positions for over ten years with Schering-Plough International and Pfizer. Mr. Crouch received his B.S. in chemical engineering, cum laude, from Princeton University and his M.B.A. in international finance and marketing from the University of Chicago. He is also a Director of Bruker-AXS, a manufacturer of X-ray instrumentation.

          Craig Kussman has served as our Chief Financial Officer since November 2001. From August 2000 until joining us, he served as Executive Vice President and Chief Financial Officer of SYNAVANT, Inc., a provider of pharmaceutical relationship management solutions. From July 1998 to August 2000, Mr. Kussman served as Senior Vice President—Corporate Development at IMS HEALTH, a provider of information solutions to the pharmaceutical and healthcare industries. From November 1996 to June 1998, Mr. Kussman served as Vice President—Corporate Development and also Vice President—Mergers and Acquisitions of Cognizant Corp., a provider of pharmaceutical, information technology, and media information and services. From May 1991 to October 1996, Mr. Kussman served as Assistant Vice President Financial Planning of The Dun and Bradstreet Corporation, a provider of business information and technology. Mr. Kussman holds a B.A. degree cum laude in economics and mathematics from Pomona College and an M.B.A. in finance from the Wharton School of Business of the University of Pennsylvania, where he graduated with distinction.

          John Lillig has served as our Chief Technology Officer since August 1999, as Vice President of our Discovery Systems since June 2001, and has been a Vice President of the Company since August 1996. From 1991 until 1996, he served as Division Manager of the Analytical Systems Division of Bio-Rad Laboratories, a provider of analytical instrumentation and clinical diagnostics. Prior to that, Mr. Lillig served in positions of increasing responsibility, including Director of Engineering, for 18 years at Beckman Instruments, a provider of life science and clinical diagnostic systems. Mr. Lillig received a B.S. in electrical engineering from California Polytechnic University.

          Douglas Livingston, Ph.D. has served as our Senior Vice President and General Manager of Discovery Chemistry Services since December 2002. From July 2000 until joining us, Dr. Livingston was Vice President of Chemistry and New Technologies at Structural Genomix. From August 1999 to June 2000, Dr. Livingston served as the Director of Chemistry at the Genomics Institute of the Novartis Research Foundation and as a consultant to Discovery Partners. From January 1998 to July 1999, he was Vice President of Combinatorial Chemistry in Axys Pharmaceuticals Inc.’s Advanced Technologies Division, which we acquired in 2000. From May 1996 to January 1998, Dr. Livingston served as Director of Bioorganic Chemistry for Axys Pharmaceuticals, Inc. Dr. Livingston received his undergraduate education at the University of Washington, his Ph.D. in organic synthetic chemistry from Columbia University, and completed a postdoctoral fellowship in bioorganic chemistry at the ETH-Zurich.

          Urs Regenass, Ph.D. has served as our Vice President of Integrated Drug Discovery since January 2003 and was Vice President of Biology from April 2001 until January 2003. From 1999 to April 2001, Dr. Regenass was Global Head for Knowledge/Information Management at Novartis, a pharmaceutical company and from 1994 to 1999 he was Global Head of Core Technology Area in Research, first at Ciba-Geigy, Ltd. then at Novartis, a pharmaceutical company formed by the merger of Ciba-Geigy, Ltd. and Sandoz in 1996. Dr. Regenass joined Ciba-Geigy in 1981 in Oncology and served as a project and unit head until 1994. He obtained his Ph.D. in Cell Biology and Genetics from the Biocenter, University of Basel, Switzerland and completed his postdoctoral work at Jackson Laboratory, Bar Harbor, Maine.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

          The following table provides certain summary information concerning the compensation earned by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2002 and whose salary and bonus for the 2002 fiscal year was in excess of $100,000, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2002, 2001 and 2000. In addition, Dr. Hagler is also included in the table because his 2002 salary would have ranked him among the four other most highly compensated executive officers of the Company, even though he separated from the Company on December 31, 2002. The listed individuals are collectively referred to as the “Named Executive Officers”.

SUMMARY COMPENSATION TABLE

					All Other
				Long-Term	Compensation
		Annual Compensation		Compensation	($) (1)

				Securities
				Underlying
Name and Principal Position	Year	Salary($)	Bonus($) (2)	Options/SARs (#)

Riccardo Pigliucci	2002	424,412	50,000	100,000	3,472
Chief Executive Officer	2001	405,979	100,000	150,000	1,242
	2000	379,896	165,000	—	52,674
Taylor Crouch (3)	2002	156,458	28,438	300,000	185,718
Chief Operating Officer	2001	—	—	—	—
	2000	—	—	—	—
Arnold Hagler	2002	180,917	—	—	2,396
Vice President	2001	127,914	12,500	50,000	555
	2000	52,000	—	—	—
Craig Kussman	2002	275,000	41,250	—	173,157
Chief Financial Officer	2001	38,606	27,500	250,000	5,368
	2000	—	—	—	—
John Lillig	2002	227,500	35,000	30,000	1,118
Chief Technology Officer	2001	214,167	25,000	10,000	811
	2000	208,333	21,000	—	669
Urs Regenass (4)	2002	145,980	11,678	30,000	27,320
Vice President, Integrated	2001	110,832	—	60,000	18,113
Drug Discovery	2000	—	—	—	—

(1)	Unless otherwise noted, the amounts in this column represent the value of life insurance premiums paid on behalf of the person for whom disclosure is provided. In 2002, Mr. Pigliucci received life insurance coverage valued at $3,472. In 2001, Mr. Pigliucci received life insurance coverage valued at $1,242. In 2000, Mr. Pigliucci received life insurance coverage valued at $1,242 and payments for reimbursement of relocation expenses and mortgage assistance amounting to $51,432. In 2002, Mr. Crouch received life insurance coverage valued at $300 and payments for reimbursement of relocation expenses including the effect of personal income taxes of $185,418. In 2002, Mr. Kussman received life insurance coverage valued at $600 and payments for reimbursement of relocation expenses including the effect of personal income taxes of $172,557. In 2001, Mr. Kussman received $5,323 of payments for reimbursement of relocation expenses and life insurance coverage valued at $45. Dr. Regenass received $6,228 and $4,256 in car allowances in 2002 and 2001, respectively. Dr. Regenass also received $21,092 and $13,857 in insurance and pension benefits in 2002 and 2001, respectively.

(2)	The amounts in this column represent bonuses that were compensation for services performed in the fiscal year indicated, but were set by the Compensation Committee and paid to the executive officers in the next fiscal year. For example, Mr. Pigliucci’s bonus of $50,000 for 2002 was compensation for services he performed in the fiscal year ended December 31, 2002, but was set by the Compensation Committee and paid to Mr. Pigliucci in 2003.

(3)	Mr. Crouch became an employee of the Company in July 2002.

(4)	Dr. Regenass is paid in Swiss Francs. The amounts reported for Dr. Regenass have been translated using an average exchange rate.

     Grants of Stock Options and Stock Appreciation Rights

          The following table sets forth stock option grants made to the Named Executive Officers during the fiscal year ended December 31, 2002. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

					Potential Realizable
	Number of	Percent of total			Value at Assumed Annual
	securities	options/SARs			Rates of Stock Price
	underlying	granted to			Appreciation for Option
	options/SARs	employees in fiscal	Exercise or Base		Term (2)
Name	granted # (1)	year	Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Riccardo Pigliucci	100,000	7.6%	5.41	02/08/12	340,000	862,000
Taylor Crouch	300,000	22.8%	4.20	07/18/12	792,000	2,007,000
Arnold Hagler	—	—	N/A	N/A	N/A	N/A
Craig Kussman	—	—	N/A	N/A	N/A	N/A
John Lillig	30,000	2.3%	5.41	02/08/12	102,000	258,600
Urs Regenass	30,000	2.3%	5.41	02/08/12	102,000	258,600

(1)	Each of the options granted has a maximum term of ten years measured from the applicable grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Each of the options granted is immediately exercisable, but shares purchased under each such option are subject to repurchase by us at the option exercise price, upon the optionee’s termination as an employee prior to vesting. Notwithstanding the vesting schedules below, each of the options will immediately become vested for all of the option shares in the event we are acquired by a merger or asset sale, unless the options are assumed by the acquiring entity, or in the event there is a hostile change in control or ownership of the Company. The options granted to each of Messrs. Pigliucci, Lillig and Regenass vest in 48 consecutive monthly installments. The option grant to Mr.

Crouch vests as follows: 25% of such option shares vest one year following the date of grant with the remaining option shares vesting in 36 consecutive monthly installments thereafter.

(2)	There is no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% or 10% annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Executive Officers with an exercise price equal to the fair market value of the option shares on the grant date.

Option/SAR Exercises and Holdings

          The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 2002 with respect to each of the Named Executive. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2002
					Value of Unexercised In-the-Money Options/SARs at December 31, 2002 (3)
	Shares Acquired
	Upon Option	Value Realized
Name	Exercise(s)(#)	($)(1)	Exercisable (#) (2)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Riccardo Pigliucci	—	—	250,000	—	—	—
Taylor Crouch	—	—	300,000	—	—	—
Arnold Hagler	—	—	33,332	—	—	—
Craig Kussman	—	—	250,000	—	—	—
John Lillig	—	—	120,000	—	190,400	—
Urs Regenass	—	—	90,000	—	—	—

(1)	Value realized upon option exercises is equal to the fair market value of the securities underlying the option at the time of exercise less the exercise price of the option.

(2)	The stock options granted to the Named Executive Officers are immediately exercisable for all of the option shares; however, if exercised the unvested shares would be subject to repurchase at the time of the optionee’s termination of employment. The number of vested shares for each Named Executive Officer as of December 31, 2002 is as follows: Riccardo Pigliucci – 65,624; Taylor Crouch – 0; Arnold Hagler – 33,332; Craig Kussman – 67,708; John Lillig – 90,623; Urs Regenass – 31,248.

(3)	Value of unexercised in-the-money options is equal to the fair market value of the securities underlying the option at fiscal year-end ($2.78 per share) less the exercise price payable for those securities.

Employment Contracts, Severance Agreements and Change of Control Arrangements

          On May 5, 1998, we entered into an employment agreement with Mr. Pigliucci to serve as our President and Chief Executive Officer. This agreement is for an indefinite term and is terminable by Mr. Pigliucci or us at any time without cause. Under this agreement, we agreed to pay Mr. Pigliucci an initial annual base salary of $350,000 (which is subject to upward adjustments) and an annual target bonus equal to 50% of his base salary (which bonus will be prorated for performance of annual goals). In addition, under this agreement we reimbursed

Mr. Pigliucci for relocation expenses and mortgage assistance in moving from the Weston, Connecticut area to the San Diego area, and Mr. Pigliucci was granted an option to purchase 600,000 shares of our common stock, which vested over a four-year period, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service. Mr. Pigliucci exercised this option in full in December 1998 and January 1999 and, at Mr. Pigliucci’s election, he paid the purchase price for such shares in the form of two promissory notes to us bearing the minimum applicable federal interest rate. Mr. Pigliucci paid the two promissory notes, including interest, in full on December 31, 2002.

          If we terminate Mr. Pigliucci’s employment other than for cause, or if Mr. Pigliucci terminates his employment upon our breach of this employment agreement (including in the event this employment agreement is not assumed in full by a successor company upon a change in control), we will automatically retain Mr. Pigliucci as a consultant to us for one year. Under this arrangement, Mr. Pigliucci will be available to provide consulting services to us for up to fifteen hours each month, and we will pay him a monthly consulting fee of one-twelfth of his base salary in effect at the time of termination of his employment.

          Pursuant to his employment agreement with us, Mr. Pigliucci exercised his right to borrow from us the aggregate exercise price of $240,000 to purchase 600,000 shares of our common stock pursuant to stock options held by Mr. Pigliucci. In connection with these exercises, Mr. Pigliucci issued to us two promissory notes. The first was dated November 30, 1998 and due November 30, 2005, having a principal amount of $172,000 and an interest rate of 4.51% per annum prior to the maturity date and 10% thereafter. The second was dated January 31, 1999 and due January 31, 2006, having a principal amount of $68,000 and an interest rate of 4.64% per annum prior to the maturity date and 10% thereafter. At the time Mr. Pigliucci issued each of these notes to us, he also entered into a Pledge Agreement with us under which he granted us a security interest in the shares that he purchased using the note as consideration. The largest amount of indebtedness outstanding during the 2002 fiscal year under each of these promissory notes was $200,443 and $79,043, respectively. Mr. Pigliucci paid the two promissory notes, including interest, in full on December 31, 2002.

          Effective April 2001, we entered into an employment agreement with Dr. Regenass to serve as our Vice President of Biology. The agreement is valid for two years. Upon mutual agreement of both parties the agreement is automatically extended for an indefinite term and will then be terminable by Dr. Regenass or us with six months notice. Under this agreement, we agreed to pay Dr. Regenass an annual base salary of CHF 200,000 and a guaranteed bonus of CHF 50,000 for the first twelve months. After the first twelve months, Dr. Regenass is eligible for up to CHF 50,000 based on accomplishment of established performance objectives. Additionally, Dr. Regenass was granted an option to purchase 60,000 shares of our common stock. This option grant vests over a four-year period, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service.

          In November 2001, we entered into a letter agreement with Mr. Kussman to serve as our Chief Financial Officer. This agreement is for an indefinite term and is terminable by Mr. Kussman or us at any time without cause. Under this agreement, we agreed to pay Mr. Kussman an annual base salary of $275,000 and an annual target bonus equal to 30% of his base salary based on accomplishment of established performance objectives. In addition, under this agreement we paid Mr. Kussman $27,500 as a sign on bonus and reimbursed him for relocation expenses and mortgage assistance in moving from Fairfield, Connecticut to San Diego, and Mr. Kussman was granted an option to purchase 96,385 shares of our common stock. This option grant vests over a four-year period, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service. Additionally, Mr. Kussman was granted an option to purchase 153,615 shares of our common stock. These options were granted originally to allow 100% of these options to vest on November 12, 2006, but vesting could be accelerated according to the following schedule: 25% of the options would vest if the company stock trades for 25 consecutive business days at a price of or above $8.00 per share; 25% more of the options would vest if the company stock trades for 25 consecutive days at a price of or above $12.00 per share; 25% more of the options would vest if the company stock trades for 25 consecutive business days at a price of or above $16.00 per share; and 25% more of the options would vest if the company stock trades for 25 consecutive business days at a price of or above $18.00 per share. On January 24, 2003, the stock option grant was amended to allow the options to vest over a four-year period, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service.

          In the event Mr. Kussman’s position is eliminated without cause as the result of a change of control, Mr. Kussman will be entitled to his then current annual base salary.

          In July 2002, we entered into a letter agreement with Mr. Crouch to serve as our President and Chief Operating Officer. This agreement is for an indefinite term and is terminable by Mr. Crouch or us at any time without cause. Under this agreement, we agreed to pay Mr. Crouch an annual base salary of $325,000 and an annual target bonus equal to 35% of his base salary based on accomplishment of established performance objectives. In addition, under this agreement we reimbursed him for relocation and mortgage assistance in moving from Sudbury, Massachusetts to San Diego, and Mr. Crouch was granted an option to purchase 300,000 shares of our common stock. This option grant vests over a four-year period, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service. Additionally, on July 29, 2002, we loaned Mr. Crouch $300,000 against his full recourse non-interest bearing promissory note. The note is due and payable in full on July 29, 2007. The largest amount of indebtedness outstanding during the 2002 fiscal year was $300,000.

          In the event Mr. Crouch’s position is eliminated without cause as the result of a change of control, Mr. Crouch will be entitled to six months of his annual base salary after six months of employment or his entire annual base salary, under the same conditions, after one year of employment. In the event of termination, the loan, if still outstanding, will be due by the end of the severance period. In the event of a change of control, the loan, if still outstanding, will be due by the end of the severance period or July 1, 2004, whichever is later.

          In December 2002, we entered into a letter agreement with Dr. Livingston to serve as our Senior Vice President and General Manager of Discovery Chemistry Services. This agreement is for an indefinite term and is terminable by Dr. Livingston or us at any time without cause. Under this agreement, we agreed to pay Dr. Livingston an annual base salary of $260,000 and an annual target bonus equal to 25% of his base salary based on accomplishment of established performance objectives and company performance. In addition, under this agreement Dr. Livingston was granted an option to purchase 150,000 shares of our common stock. This option grant vests over a four-year period, with 25% vesting upon the completion of one year of service and the remainder vesting in equal monthly installments over the next 36 months of service.

          In the event Dr. Livingston is terminated without cause, Dr. Livingston will be entitled to six months of his then current annual base salary.

          On December 31, 2002, Dr. Arnold Hagler, our Vice President of Informatics, resigned as an officer and employee of the Company. We entered into a General Release and Settlement Agreement with Dr. Hagler pursuant to which we agreed to enter into a consulting agreement engaging Dr. Hagler as a consultant for the period January 1, 2003 to December 31, 2004. The consulting agreement entitles Dr. Hagler to $50,000 per year in exchange for consulting services up to a maximum of forty days per year. Such services may include the provision of advice, input and support for our internal research planning and targeted external business development, marketing, publications and communication activities. Additionally, pursuant to the General Release and Settlement Agreement, on January 3, 2003 Dr. Hagler was granted an option to purchase 50,000 shares of our common stock at an exercise price of $2.95 per share. This nonqualified option grant vests in a series of four successive annual installments with the first installment vesting on January 3, 2004. Also, Dr. Hagler transferred to us his minority stock interest in Structural Proteomics, Inc.

          We do not have any existing employment agreements with any other Named Executive Officer.

          The Compensation Committee of the Board of Directors, as Plan Administrator of the 2000 Stock Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individuals, in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event.

          In addition, in the event that we are acquired by merger or asset sale, each outstanding option under the discretionary option grant program of our 2000 Stock Incentive Plan, including those held by the Named Executive Officers, which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation. Also, outstanding options under the salary investment, automatic option and director fee option grant programs (not all of which are currently operative) of our 2000 Stock Incentive Plan will immediately vest if we are acquired by a merger or asset sale or if there is a successful tender offer for more than 50% of our outstanding voting stock or a change in the majority of our board through one or more contested elections.

          In addition to the indemnification provisions contained in our Restated Certificate of Incorporation and Bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These indemnification agreements will require us to indemnify our officers and directors to the fullest extent permitted by Delaware law.

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee has been composed of Messrs. Hixson and Walker and Sir Colin Dollery since May 17, 2001. No member of the Compensation Committee was at any time during the 2002 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board of Directors or Compensation Committee.

          Mr. Walker was Chairman and President of Axys Pharmaceuticals, Inc. until January 2001. On April 28, 2000, we acquired Axys Advanced Technologies, Inc. (“AAT”) from Axys Pharmaceuticals. Axys Pharmaceuticals owned 10,000,000 shares of the 10,006,250 issued and outstanding shares of common stock of AAT, and received 7,425,000 shares of our common stock, a promissory note in the principal amount of $550,000 and $50,000 in cash as merger consideration. The promissory note was paid in full in August 2000. In connection with this merger, we also issued a warrant to Axys Pharmaceuticals to purchase 200,000 shares of our common stock at a per-share price of $8.00.

          In connection with our acquisition of AAT, we entered into a Standstill Agreement with Axys Pharmaceuticals pursuant to which Axys Pharmaceuticals agreed for itself and its affiliates that until the later of the date on which Axys Pharmaceuticals and its affiliates hold less than 5% of our then-outstanding common stock or April 28, 2010, Axys and its affiliates will not, without our prior written consent: (a) acquire any of our voting securities or those of our subsidiaries, (b) solicit proxies for the voting of our voting securities, (c) make any public announcement or submit any proposal for any extraordinary transaction (other than a sale) of our voting securities or assets, (d) form or join in any group for the voting of our voting securities or (e) otherwise seek to influence our management, board or policies.

          In addition, we agreed that at each annual meeting of our stockholders at any time during which our shares are publicly traded, we will include on our management slate of director nominees the number of persons designated by Axys Pharmaceuticals that Axys Pharmaceuticals could elect (if “cumulative voting” was applicable) solely through the voting of our voting securities that it owns, provided that in no case can the number of designees exceed the number which is two less than the number that would constitute a majority of the members of our board of directors. In addition, we agreed that as long as we have a classified board of directors, this provision will not be applied literally, but instead will be applied in a reasonable manner to reflect the parties’ intentions with respect to the Board as a whole even though not all the Board seats are up for election each year. Initially, under this arrangement Axys Pharmaceuticals was entitled to nominate two directors for election to our seven-person Board. The two initial Axys Pharmaceuticals designees were John Walker and Alan Lewis.

          However, in November 2001, the Celera Genomics group (“Celera”) of Applera Corporation acquired Axys Pharmaceuticals. In 2002, Celera did not exercise its right to designate a nominee for inclusion on our management slate of director nominees. Mr. Walker’s initial term on our Board expired at the 2002 Annual Meeting. However, he was re-elected to the Board for a second term as an independent director, based on our own nominating-decision judgment and not as a result of designation by Axys/Celera. In addition, in order to eliminate any interpretation that he is serving as a designee of Axys/Celera, Dr. Lewis resigned from our Board effective the day before the 2002 Annual Meeting, even though his term as a director would not have expired until the 2003 annual meeting of stockholders; and he was also re-elected to the Board at the 2002 Annual Meeting as an independent director for the term ending upon the 2005 annual meeting of stockholders, based on our own nominating-decision judgment. In 2003, Axys/Celera exercised its right and designated Dr. Venuti for inclusion on our management slate of director nominees.

          Axys Pharmaceuticals agreed in the Standstill Agreement to vote each year for the entire management slate of director nominees.

          At the time we acquired AAT, we entered into a Compound Supply Agreement with Axys Pharmaceuticals pursuant to which we provide combinatorial chemistry products and services to Axys Pharmaceuticals. In the fiscal year ended December 31, 2002, Axys Pharmaceuticals paid us a total of $353,400 under this agreement.

          We sublease our facility in South San Francisco, California from Axys Pharmaceuticals. In the fiscal year ended December 31, 2002, we paid Axys Pharmaceuticals a total of $724,226 under this agreement.

          Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

Board Compensation Committee Report on Executive Compensation

          The following is a report delivered by the Compensation Committee of our board of directors.

          As members of the Compensation Committee of the Board of Directors, it is our duty to set the base salary of the Company’s executive officers and to administer the Company’s 2000 Stock Incentive Plan under which grants may be made to them and other key employees. In addition, we approve the individual bonus programs to be effective for the executive officers each fiscal year.

          General Compensation Policy. Our fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is our objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package is comprised of three elements:

•	base salary, which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,

•	annual variable performance awards payable in cash and tied to the achievement of performance goals established by us, and

•	long-term, stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

          As an officer’s level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon the Company’s performance and stock price appreciation rather than base salary.

          Factors. The principal factors that the Compensation Committee considered in establishing the components of each executive officer’s compensation package for the 2002 fiscal year are summarized below. We may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

          Base Salary. The base salary for each officer is set on the basis of:

•	industry experience, knowledge and qualifications,

•	the salary levels in effect for comparable positions within the Company’s principal-industry marketplace competitors, and

•	internal comparability considerations.

          The Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. The Compensation Committee estimates that the 2002 salary levels of the Company’s executive officers range from the 50th percentile to the 75th percentile of the salary levels in effect for comparable positions at those other companies.

          Annual Incentive Compensation. Annual bonuses are earned by each executive officer solely on the basis of the achievement of both corporate performance targets and individual performance targets the Compensation Committee establishes at the start of the fiscal year. For fiscal year 2002, the performance targets were based upon key corporate objectives, and each executive was evaluated in relation to his or her contribution to the attainment of those targets.

          Long-Term Incentive Compensation. During 2002, the Compensation Committee approved the grant of stock options to certain executive officers under our 2000 Stock Incentive Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant was based on the officer’s level of responsibilities and relative position in the Company.

          Each grant allows the officer to acquire shares of common stock at the market price on the grant date over a specified period of time, up to 10 years. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.

          CEO Compensation. In setting the compensation payable to the Company’s Chief Executive Officer, Mr. Pigliucci, the Compensation Committee has sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to the Company’s performance and stock price appreciation. An employment agreement between the Company and Mr. Pigliucci sets forth certain terms and conditions, including minimum compensation, governing Mr. Pigliucci’s employment.

          The Compensation Committee established Mr. Pigliucci’s 2002 base salary upon its evaluation of his personal performance and its objective to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. The Compensation Committee estimates that his base salary is at the 50th to 75th percentile of the salary levels paid to such other chief executive officers.

          The remaining components of Mr. Pigliucci’s 2002 fiscal year compensation, however, were entirely dependent upon his and the Company’s performance and provided no dollar guarantees. The cash bonus paid to him for the 2002 fiscal year was based entirely on the Company’s degree of attainment of certain objectives based on key corporate goals. If all of the goals were fully achieved in 2002, Mr. Pigliucci’s bonus would have been 50% of his base salary for that year.

          Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid in cash to the Company’s executive officers for the 2002 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the Company’s executive officers for fiscal 2003 will exceed that limit. The 2000 Stock Incentive Plan has been structured so that any compensation paid in connection with the exercise of option grants under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, and therefore will not be subject to the $1.0 million limitation.

          It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensations in a balanced and reasonable manner, for both the short- and long-term.

          We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of the Company or any of its subsidiaries.

Submitted by the Compensation Committee
of the Board of Directors

Sir Colin Dollery
John Walker
Harry Hixson, Ph.D.

               Performance Graph

          The graph below shows a comparison of cumulative total stockholder returns from the date of our IPO through December 31, 2002 for our common stock, the Nasdaq Stock Market (U.S. Companies) Index (“Nasdaq-US”), and the Nasdaq Pharmaceuticals Index (“Nasdaq-PH”). The graph assumes that $100 was invested in our Common Stock and in each index on July 27, 2000, and that all dividends were reinvested. No cash dividends have been declared or paid on our common stock.

          The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future stockholder returns.

	July 27,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,
	2000	2000	2000	2001	2001	2001	2001	2002	2002	2002	2002

Discovery Partners International, Inc.	100.00	112.85	67.36	35.42	25.00	18.61	41.11	41.11	36.44	17.72	15.44

Nasdaq-US	100.00	95.26	63.80	47.62	56.12	38.94	50.62	47.96	38.23	30.67	34.99

Nasdaq-PH	100.00	111.98	93.31	69.10	85.84	69.21	79.53	71.14	50.44	46.49	51.37

CERTAIN TRANSACTIONS

          Please see “Compensation Committee Interlocks and Insider Participation” for information regarding transactions in 2002 (and certain transactions in previous years) involving Axys Pharmaceuticals, Inc. See also “Employment Contracts, Severance Agreements and Change of Control Agreements.”

          All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

          Based solely on review of the copies of Forms 3, 4, and 5 and amendments thereto furnished to us, or written representations that no Form 5s were required, we believe that, during the fiscal year ending December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met in a timely manner except as set forth below.

          Messrs. Livingston and Crouch did not file their Initial Statement of Beneficial Ownership of Securities (Form 3s) timely.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

          The deadline for stockholders to submit proposals to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting of stockholders is January 16, 2004. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws, which among other things require notice to be delivered or mailed and received at the Company’s executive offices on or before January 16, 2004 (120 days prior to May 15, 2004, the anniversary of the date of this year’s annual meeting).

          In addition, the proxy solicited by the Board of Directors for the 2004 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than March 5, 2004.

ANNUAL REPORT

          A copy of the Annual Report of the Company for the 2002 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-K

          We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 21, 2003. Stockholders may obtain a copy of this report, without charge, by writing to Craig S. Kussman, Chief Financial Officer and Vice President, Finance and Administration of the Company, at our principal executive offices located at 9640 Towne Centre Drive, San Diego, CA 92121.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 18, 2003	Craig S. Kussman
Chief Financial Officer and Secretary

DISCOVERY PARTNERS INTERNATIONAL, INC.
PROXY

Annual Meeting of Stockholders, May 15, 2003

This Proxy is Solicited on Behalf of the Board of Directors of
Discovery Partners International, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 15, 2003 and the Proxy Statement and appoints Riccardo Pigliucci and Taylor Crouch, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Discovery Partners International, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Loews Coronado Bay Hotel, 4000 Coronado Bay Road, Coronado, CA 92118 on Thursday, May 15, 2003 at 11:00 a.m. Pacific Daylight Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth herein.

1.	To elect directors to serve for a three-year term ending in the year 2006 or until their successors are duly elected;
				FOR	WITHHOLD AUTHORITY TO VOTE
	Riccardo Pigliucci			☐	☐
	Harry Hixson			☐	☐
	Michael Venuti			☐	☐

2.	FOR ☐	AGAINST ☐	ABSTAIN ☐	To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

3.				In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

          The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF Proposal 2. This Proxy, when properly executed and returned, will be voted as specified above. If this Proxy is properly executed and returned and no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above, IN FAVOR OF Proposal 2 and in accordance with Item 3.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

(Print name(s) exactly as on certificate)

Please sign your name:	Date:
(Authorized Signature(s))

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